Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
We consent to the incorporation by reference in the Registration Statements (Nos. 333-36854, 33-88962 and 333-159332 filed on Form S-8 and No. 333-162328 on Form S-3) of Comstock Resources, Inc. and the related Prospectuses of the reference of our firm and to the reserve estimates as of December 31, 2009 and our report thereon in the Annual Report on Form 10-K for the year ended December 31, 2009 of Comstock Resources, Inc., filed with the Securities and Exchange Commission.
/s/ LEE KEELING AND ASSOCIATES, INC.
Tulsa, Oklahoma
February 26, 2010